                                                                  Exhibit (p)(1)


                            TRUST FOR CREDIT UNIONS

                                CODE OF ETHICS
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                                                          Effective June 17,1991
                                  (as revised October 1, 1995 and July 10, 2000)


        While affirming its confidence in the integrity and good faith of all of its officers and trustees, Trust for Credit Unions (the "Trust") recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers and trustees could place such individuals, if they engage in personal securities transactions, in a position where their personal interest may conflict with that of the Trust. In view of the foregoing and of the provisions of Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Trust has adopted this Code of Ethics to specify and prohibit certain types of personal securities transactions deemed to create conflicts of interest and to establish reporting requirements and enforcement procedures.

        This Code is divided into six parts. The first part contains provisions applicable to Access Persons (as defined below) of the Trust who are also Access Persons of Goldman Sachs Asset Management ("GSAM" or the "Adviser"); the second contains provisions applicable to Access Persons of the Trust who are also Access Persons of Callahan Financial Services, Inc. ("CFS"); the third contains certain general provisions; the fourth pertains to trustees who are not "interested persons" of the Adviser, CFS or the Trust; the fifth pertains to officers and "interested trustees" who are Access Persons of the Trust but not Access Persons of the Adviser or CFS; and the sixth contains record-keeping and other provisions. The Adviser and CFS impose stringent reporting requirements and restrictions on the personal securities transactions of their Access Persons. The Trust has determined that the high standards of ethics in the area of personal investing which have been established by the Adviser and CFS may, without change, be appropriately applied by the Trust to those Access Persons of the Trust who are also Access Persons of the Adviser or CFS. Such persons may have frequent opportunities for knowledge of and, in some cases, influence over, Trust portfolio transactions. In the experience of the Trust, officers and interested trustees who are not Access Persons of the Adviser or CFS, and trustees who are not "interested persons," have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by the Trust. Therefore, this Code contains separate provisions applicable to such officers and trustees.

Definitions.
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        As used herein, the following terms shall have the following meanings:

              (1) "Access Person" with respect to the Trust means any trustee, officer or Advisory Person of the Trust. "Access Person" with respect to

                    GSAM means (because GSAM is a unit within the Investment Management Division, a separate operating division of Goldman, Sachs & Co. and Goldman, Sachs & Co. is primarily engaged in a business other than advising registered investment companies or other advisory clients) only those officers, general partners or Advisory Persons (as defined below) of GSAM who make recommendations or participate in the determination of which recommendations shall be made to the Trust, or whose principal function or duties relate to the determination of which recommendations shall be made to the Trust, or who, in connection with their duties, obtain any information concerning such recommendations on Covered Securities (as defined below) which are being made to the Trust. "Access Person" with respect to CFS means any director, officer or general partner of the Underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by an Investment Company for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to an Investment Company regarding the purchase or sale of Covered Securities.

              (2) "Advisory Person" means (i) any officer or employee of the Trust or the Adviser (or any company in a control relationship to the Trust or the Adviser), as the case may be, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Covered Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales and
                    (ii) any natural person in a control relationship to the Trust or the Adviser, as the case may be, who obtains information concerning recommendations made on behalf of the Trust with regard to the purchase or sale of a Covered Security.

              (3) "Beneficial ownership" of a security shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

              (4) "Control" has the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act. Section 2(a)(9) generally provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

              (5) "Covered Security" means a security as defined in Section 2(a) (36) of the Investment Company Act, except that it does not include:

                    (i) direct obligations of the Government of the United States; (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is in one of the two highest rating categories of a nationally recognized statistical rating organization), including repurchase agreements; and
                    (iii) shares of registered open-end investment companies.

              (6) "Disinterested Trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act.

              (7) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security or any security that is exchangeable for or convertible into another security.

              (8) "Review Officer" means the officer of the Trust, the Adviser or CFS designated from time to time to receive and review reports of purchases and sales by Access Persons. The term "Alternative Review Officer" means the officer of the Trust, the Adviser or CFS designated from time to time to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer. It is recognized that a different Review Officer and Alternative Review Officer may be designated with respect to the Trust, the Adviser and CFS.

              (9) A security is "being considered for purchase or sale" by the Trust when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

              (10) A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by the Trust, or
                    (ii) is being or has been considered by the Adviser for purchase by the Trust.

I. RULES APPLICABLE TO ACCESS PERSONS OF THE TRUST WHO ARE ALSO ACCESS PERSONS OF THE ADVISER

        A.    Incorporation of Adviser's Code of Ethics.
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              (1) The provisions of the Adviser's Code of Ethics, which is attached as Appendix A hereto, are hereby incorporated herein by reference as the Trust's Code of Ethics applicable to Access Persons of the Trust who are also Access Persons of the Adviser, except as provided in Section I-B hereof.

              (2) A violation of the Adviser's Code of Ethics shall constitute a violation of this Code.

        B.    Reports.
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              (1) Access Persons of the Adviser shall file the initial holdings report, annual holdings report and quarterly transaction reports required under the Adviser's Code of Ethics with the Review Officer, and the Review Officer shall submit his or her initial holdings report, annual holdings report and quarterly transaction reports with respect to his/her personal securities holdings and transactions to the Alternative Review Officer.

              (2) With respect to Access Persons of the Adviser, quarterly transaction reports shall be deemed made with respect to any account where that person has made provision for transmittal of all daily trading information regarding the account to be delivered to the designated Review Officer for his or her review.

              (3) A report filed with the Review Officer (or, in the case of a report of the Review Officer, with the Alternative Review Officer) shall be deemed to be filed with the Trust.

II. RULES APPLICABLE TO ACCESS PERSONS OF THE TRUST WHO ARE ALSO ACCESS PERSONS OF CFS

        A.    Incorporation of CFS's Code of Ethics.
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              (1) The provisions of CFS's Code of Ethics, which is attached as Appendix B hereto, are hereby incorporated herein by reference as the Trust's Code of Ethics applicable to Access Persons of the Trust who are also Access Persons of CFS, except as provided in Section II-B hereof.

              (2) A violation of CFS's Code of Ethics shall constitute a violation of this Code.

        B.    Reports.
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              (1) Access Persons of CFS shall file the initial holdings report, annual holdings report and quarterly transaction reports required under CFS's Code of Ethics with the Review Officer, and the Review Officer shall submit his or her initial holdings report, annual holdings report and quarterly transaction reports with respect to his/her personal securities holdings and transactions to the Alternative Review Officer.

              (2) With respect to Access Persons of CFS, quarterly transaction reports shall be deemed made with respect to any account where that person has made provision for transmittal of all daily trading information regarding the account to be delivered to the designated Review Officer for his or her review.

              (3) A report filed with the Review Officer (or, in the case of a report of the Review Officer, with the Alternative Review Officer) shall be deemed to be filed with the Trust.

III.    GENERAL

        A.    Legal Requirements.  Section 17(j) of the Investment Company Act
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              provides, among other things, that it is unlawful for any affiliated person of the Trust, including interested and Disinterested Trustees, among others, to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by the Trust in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which provides, among other things, that it is unlawful for any affiliated person of the Trust in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by the Trust:

              (1) To employ any device, scheme or artifice to defraud the Trust;

              (2) To make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statement made to the Trust, in light of the circumstances under which they were made, not misleading;

              (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust; or

              (4) To engage in any manipulative practice with respect to the Trust.

        B.    Statement of Policy.  It is the policy of the Trust that no Access
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              Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1. The fundamental position of the Trust is, and has been, that each Access Person shall place at all times the interests of the Trust and its shareholders first in conducting personal securities transactions. Accordingly, personal securities transactions by Access Persons of the Trust must be conducted in a manner consistent with this Code and so as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility. Further, Access Persons should not take inappropriate advantage of their positions with or relationship to the Trust.

              Without limiting in any manner the fiduciary duty owed by Access Persons to the Trust or the provisions of this Code, it should be noted that the Trust considers it proper that purchases and sales be made by its Access Persons in the marketplace of securities owned by the Trust; provided, however, that such personal securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. In making personal investment decisions with respect to any security, however, extreme care must be exercised by Access Persons to ensure that the prohibitions of this Code are not violated. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an Access Person of his or her fiduciary duty to the Trust.

        C.    Exempted Transactions.  The Statement of Policy set forth above
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              shall be deemed not to be violated by and the prohibitions of
              Section IV-A or V-A of this Code shall not apply to:

              (1) Purchases or sales of securities effected for, or held in, any account over which the Access Person has no direct or indirect influence or control;

              (2) Purchases or sales of securities which are not eligible for purchase or sale by the Trust;

              (3) Purchases or sales of securities which are non-volitional on the part of either the Access Person or the Trust;

              (4) Purchases or sales of securities which are part of an automatic dividend reinvestment, cash purchase or withdrawal plan provided that no adjustment is made by the Access Person to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by the Trust;

              (5) Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of
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                    its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

              (6) Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

              (7) Purchases or sales of publicly-traded shares of companies that have a market capitalization in excess of $10 billion;

              (8) Other purchases or sales which do not cause the Access Person to gain improperly a personal benefit through his or her relationship with the Trust and are only remotely potentially harmful to the Trust because the securities transaction involves a small number of shares of an issuer with a large market capitalization and high average daily trading volume or would otherwise be very unlikely to affect a highly institutional market; and

              (9) Purchases or sales of securities previously approved by an individual appointed from time to time by the President for this purpose, which approval shall be confirmed in writing and shall be based upon a determination that such transaction did not violate the purpose or spirit of this Code.

IV.     RULES APPLICABLE TO DISINTERESTED TRUSTEES

        A.    Prohibited Purchases and Sales.  While the scope of actions which
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              may violate the Statement of Policy set forth in Section III-B cannot be exactly defined, such actions would always include at least the following prohibited activities. No Disinterested Trustee shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if such trustee, at the time of the transaction, knows or, in the ordinary course of fulfilling his official duties as a trustee of the Trust, should have known that, during the 15-day period immediately preceding or after the date of the contemplated transaction by the trustee:

              (1) the Covered Security is being considered for purchase or sale by the Trust;

              (2) the Covered Security is being purchased or sold by the Trust; or

              (3)   the Covered Security was purchased or sold by the Trust.

        B.    Reporting
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              (1) Every Disinterested Trustee shall file with the Review Officer or his or her designee a report containing the information described below in Section IV-B(2) of this Code with respect to transactions in any Covered Security in which such Disinterested Trustee has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in Section III-C applies; provided, however, that a
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                    Disinterested Trustee shall not be required to file a report: (a) unless such trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling his official duties as a trustee of the Trust, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the trustee: (i) such Covered Security is or was purchased or sold by the Trust; or (ii) such Covered Security was being considered for purchase or sale by the Trust or the Adviser for a portfolio of the Trust; or (b) with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control. Notwithstanding the preceding sentence, any Disinterested Trustee may, at his or her option, report the information described in Section IV-B(2) with respect to any one or more transactions in any Covered Security in which such person has, or by reason of the transaction acquires or disposes of, any direct or indirect beneficial ownership.

              (2) Quarterly Transaction Reports. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report related was effected, and shall contain the following information:

                    (a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the class and number of shares, and the principal amount of each Covered Security involved;

                    (b)   The nature of the transaction (i.e., purchase, sale or
                                                         ----
                          any other type of acquisition or disposition);

                    (c) The price of the Covered Security at which the transaction was effected;

                    (d) The name of the broker, dealer or bank with or through whom the transaction was effected;

                    (e)   The date that the report is submitted; and

                    (f) With respect to any account established by a Disinterested Trustee in which any securities were held during the quarter for the direct or indirect benefit of the Disinterested Trustee:

                          (i) The name of the broker, dealer or bank with whom the Disinterested Trustee established the account;

                          (ii)  The date the account was established; and

                          (iii) The date that the report was submitted by the
                                Disinterested Trustee.

              (3) If no transactions in any securities required to be reported under Section IV-B(1) were effected during a quarterly period by a Disinterested Trustee, such Disinterested Trustee shall submit to the Review Officer a report not later than ten (10) days after the end of such quarterly period stating that no reportable securities transactions were effected.

              (4)   Every report concerning a purchase or sale prohibited under
                    Section IV-A hereof with respect to which the reporting person relies upon one of the exemptions provided in Section III-C shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

              (5) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (a) he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates (a "Subject Security") or (b) he or she knew or should have known that, within the 15-day time period described in Section IV-B(1) above, a Subject Security was being purchased or sold, or considered for purchase or sale, by the Trust.

V. RULES APPLICABLE TO OFFICERS AND INTERESTED TRUSTEES WHO ARE NOT ACCESS PERSONS OF THE ADVISER OR CFS

        A.    Prohibited Purchases and Sales.  While the scope of actions which
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              may violate the Statement of Policy set forth in Section III-B cannot be exactly defined, such actions would always include at least the following prohibited activities.

              (1) No officer or interested trustee who is not an Access Person of the Adviser or CFS ("Section V Reporting Person") shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale the Covered Security:

                    (a) is being considered for purchase or sale by an investment company; or

                    (b)   is being purchased or sold by an investment company.

              (2) No Section V Reporting Person shall reveal to any other person (except in the normal course of his or her duties on behalf of an investment company) any information regarding securities transactions by an investment company or consideration by an investment company or the Adviser of any such securities transaction.

              (3) No Section V Reporting Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, an investment company or any issuer of any Covered Security owned by an investment company.

        B.    Reporting.
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              (1) Every Section V Reporting Person shall report to the Review Officer the information (a) described in Section V-B(3) of this Code with respect to transactions in any Covered Security in which such Section V Reporting Person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in the Covered Security or (b) described in Section V-B(4) and V-B(5) of the Code with respect to securities holdings beneficially owned by each Section V Reporting Person.

              (2) Notwithstanding Section V-B(1) of this Code, Section V Reporting Persons need not make a quarterly transaction report where the report would duplicate information contained in broker trade confirmations or account statements received by the Trust or the Adviser in the time period prescribed in Section V-B(3).

              (3) Quarterly Transaction Reports. Unless quarterly transaction reports are deemed to have been made under Section V-B(2) of this Code, every quarterly transaction report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                    (a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the class and number of shares, and the principal amount of each Covered Security involved;

                    (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (c) The price of the Covered Security at which the transaction was effected;

                    (d) The name of the broker, dealer or bank with or through whom the transaction was effected;

                    (e) The date that the report was submitted by a Section V Reporting Person; and

                    (f) With respect to any account established by the Section V Reporting Person in which any securities were held during the quarter for the direct or indirect benefit of the Section V Reporting Person:

                          (i) The name of the broker, dealer or bank with whom the Section V Reporting Person established the account;

                          (ii)  The date the account was established; and

                          (iii) The date that the report was submitted by the
                                Section V Reporting Person.

              (4) Initial Holdings Reports. No later than 10 days after becoming a Section V Reporting Person, each Section V Reporting Person must submit a report containing the following information:

                    (a) The title, number of shares and principal amount of each Covered Security in which the Section V Reporting Person had any direct or indirect beneficial ownership when the person became a Section V Reporting Person;

                    (b)   The name of any broker, dealer or bank with whom the
                          Section V Reporting Person maintained an account in which any securities were held for the direct or indirect benefit of the Section V Reporting Person as of the date the person became a Section V Reporting Person; and

                    (c) The date that the report is submitted by the Section V Reporting Person.

              (5) Annual Holdings Reports. Between January 1st and January 30th of each calendar year, every Section V Reporting Person shall submit the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                    (a) The title, number of shares and principal amount of each Covered Security in which the Section V Reporting Person had any direct or indirect beneficial ownership;

                    (b)   The name of any broker, dealer or bank with whom the
                          Section V Reporting Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Section V Reporting Person; and

                    (c) The date that the report is submitted by the Section V Reporting Person.

              (6) If no transactions in any securities required to be reported under Section V-B(3) were effected during a quarterly period by an Section V Reporting Person, such Section V Reporting Person shall report to the Review Officer not later than 10 days after the end of such quarterly period stating that no reportable securities transactions were effected.

              (7) These reporting requirements shall apply whether or not one of the exemptions listed in Section III-C applies except that an Section V Reporting Person shall not be required to make a report with respect to securities transactions effected for, and any Covered Securities held in, any account over which such Section V Reporting Person does not have any direct or indirect influence or control. Every report concerning a securities transaction with respect to which the reporting person relies upon one of the exemptions provided in Section III-C shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

              (8) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (a) he or she has or had any direct or indirect beneficial ownership in the Covered Security to which the report relates (a "Subject Security") or (b) he or she knew or should have known that the Subject Security was being purchased or sold, or considered for purchase or sale, by an investment company on the same day.

VI.     MISCELLANEOUS

        A.    Approval of Code of Ethics and Amendments to the Code of Ethics.
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              The board of trustees, including a majority of the Disinterested Trustees, shall approve this Code of Ethics, and any material amendments to this Code of Ethics. Such approval must be based on a determination that the Code of Ethics contains provisions reasonably necessary to prevent Access Persons of the Trust from engaging in any conduct prohibited under this Code of Ethics and under Rule 17j-1 under the Investment Company Act.

        B.    Annual Certification of Compliance.  Each Access Person shall
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              certify to the Review Officer annually on the form annexed hereto as Form A that he or she (1) has read and understands this Code of Ethics and any procedures that are adopted by the Trust related to this Code and recognizes that he or she is subject thereto, (2) has complied with the requirements of this Code of Ethics and such procedures and (3) has disclosed or reported all personal securities transactions and beneficial holdings in Covered Securities required to be disclosed or reported pursuant to the requirements of this Code of Ethics and any related procedures.

        C.    Review of Reports.
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              (1) The Review Officer or his or her designee shall compare the reported personal securities transactions of each Access Person with completed and contemplated portfolio transactions of the Trust to determine whether any transactions that violate this Code may have occurred (a "Reviewable Transaction"). In the case of reports of personal securities transactions of the Review Officer, the Alternative Review Officer shall perform such comparison. Before making any determination that a violation has been committed by any Access Person, the Review Officer (or Alternative Review Officer, as the case may be) shall provide such Access Person an opportunity to supply additional explanatory material for the purposes of demonstrating that such transactions did not violate this Code.

              (2) With respect to Disinterested Trustees, if the Review Officer determines that a Reviewable Transaction may have occurred, he or she shall submit the report and pertinent information concerning completed or contemplated portfolio transactions of the Trust to counsel for the Disinterested Trustees. Such counsel shall determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section III-C. Before making any determination that a violation has been committed by a Disinterested Trustee, such counsel shall give the Disinterested Trustee an opportunity to supply additional information regarding the transaction in question.

              (3) With respect to Access Persons who are not Disinterested Trustees, if the Review Officer determines that a Reviewable Transaction may have occurred, he or she shall submit his written determination, together with the confidential quarterly report and any additional explanatory material provided by the Access Person, to the President of the Trust (or any Vice President of the Trust if the actions of the President are at issue), who shall make an independent determination of whether a violation of this Code has occurred.

        D.    Board Reports.  On an annual basis, the Review Officer shall
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              prepare for the board of trustees and the board of trustees shall consider:

              (1) A report on the level of compliance during the previous year by all Access Persons with this Code and any related procedures adopted by the Trust, including without limitation the percentage of reports timely filed and the number and nature of all material violations and sanctions imposed in response to material violations. An Alternative

                    Review Officer shall prepare reports with respect to compliance by the Review Officer.

              (2) A report identifying any recommended changes to existing restrictions or procedures based upon the Trust's experience under this Code, evolving industry practices and developments in applicable laws or regulations.

              (3) A report certifying to the board of trustees that the Trust has adopted procedures that are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

        E.    Sanctions.
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              (1) With respect to Disinterested Trustees, if counsel for the Disinterested Trustees determines that a violation of the Code has occurred, they shall so advise the President of the Trust and a committee consisting of the Disinterested Trustees, other than the Disinterested Trustee whose transaction is under consideration, and shall provide the committee with the report, the record of pertinent actual or contemplated portfolio transactions of the Trust and any additional material supplied by such Disinterested Trustee. The committee, at its option, shall either impose such sanction(s) as it deems appropriate or refer the matter to the board of trustees, which shall impose such sanction(s) as are deemed appropriate.

              (2) With respect to Access Persons who are not Disinterested Trustees, if the President (or a Vice President, as the case may be) finds that a violation of this Code has occurred, he or she shall impose such sanctions as he or she deems appropriate and shall report the violation and the sanction(s) imposed to the board of trustees of the Trust.

              (3) Sanctions for violation of this Code include, but are not limited to, one or more of the following: removal or suspension from office, termination of employment, a letter of censure and/or restitution to the Trust of an amount equal to the advantage that the offending person gained by reason of such violation. In addition, as part of any sanction, the Access Person may be required to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. It is noted that violations of this Code by an Access Person may also result in criminal prosecution or civil action.

        F.    Amendments to the Adviser's and CFS's Codes of Ethics.  Any
              -----------------------------------------------------
              material amendment to the Code of Ethics of either the Adviser or CFS shall be deemed an amendment to Section I-A or II-A of this Code and must be approved by the board of trustees no later than six months after the adoption of the material change. Before approving any material amendments to the Adviser's of CFS's Code of Ethics, the board must receive a certification from the Adviser or CFS, as applicable, that it has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.

        G.    Records.  The Trust shall maintain records in the manner and to
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              the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) and Rule 17j-1 under the Investment Company Act and shall be available for examination by representatives of the Commission.

              (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved for a period of not less than five years in an easily accessible place;

              (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

              (3) A copy of each initial holdings report, annual holdings report and quarterly transaction report made by an Access Person pursuant to this Code (including any information provided under Section V-B(2)) shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

              (4) A list of all persons who are, or within the past five years have been, required to make initial holdings, annual holdings or quarterly transaction reports pursuant to this Code shall be maintained in an easily accessible place;

              (5) A list of all persons, currently or within the past five years who are or were responsible for reviewing initial holdings, annual holdings or quarterly transaction reports shall be maintained in an easily accessible place; and

              (6) A copy of each report required by Section VI-D of this Code shall be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

        H.    Confidentiality.  All reports of securities transactions, holdings
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              reports and any other information filed with the Trust pursuant to this Code shall be treated as confidential, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Trust considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.

        I.    Interpretation of Provisions.  The board of trustees may from time
              ----------------------------
              to time adopt such interpretations of this Code as it deems appropriate.

        J.    Exceptions to the Code.  Although exceptions to the Code will
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              rarely, if ever, be granted, a designated officer of the Trust, after consultation with the Review Officer, may make exceptions on a case by case basis, from any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exception from the Code. All such exceptions must be received in writing by the person requesting the exception before becoming effective. The Review Officer shall report any exception to the board of trustees of the Trust at the next regularly scheduled board meeting.

        K.    Identification of Access Persons.  The Review Officer shall
              --------------------------------
              identify all persons who are considered to be "Access Persons" and shall inform such persons of their respective duties and provide them with copies of this Code and any related procedures adopted by the Trust.